SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                 AMENDMENT NO.1
                                 TO FORM 8-K12G3

                             -----------------------

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                November 14, 2000

                             INFINEX VENTURES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                 (State or Other Jurisdiction of Incorporation)

                                    000-32843
                                 ---------------
                            (Commission File Number)

                                   52-2151795
                                 ---------------
                       (IRS Employer Identification No.)

                       SUITE 200-675 WEST HASTINGS STREET,
                   VANCOUVER, BRITISH COLUMBIA, CANADA V6B 1N2
                  ------------------------------------ -------
               (Address of Principal Executive Offices) (Zip Code)

                                 (604) 682-8468
              (Registrant's Telephone Number, Including Area Code)

                               DOLLAR MAKER, INC.
                        270 NORTH CANON DRIVE, SUITE 203

                         BEVERLY HILLS, CALIFORNIA 90210
                   (Former Name or Former Address, if Changed
                               Since Last Report)

ITEM 1.   CHANGES IN CONTROL OF REGISTRANT
-------------------------------------------

Pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of November 14, 2000, between Dollar Maker, Inc., a Nevada Corporation ("Dollar Maker") and Infinex Ventures, Inc., a Nevada corporation ("Infinex"), Infinex acquired all of the issued and outstanding shares of Dollar Maker from the owners of all the outstanding shares of common stock of Dollar Maker in exchange for 10,000 shares of restricted common stock of Infinex and $45,000 in a transaction in which Infinex will be the surviving company.

The Merger Agreement was adopted by the unanimous consent of the Board of Directors of Dollar Maker and approved by the unanimous consent of the shareholders of Dollar Maker on November 14, 2000. The Merger Agreement was adopted by the unanimous consent of the Board of Directors of Infinex on November 14, 2000. The transaction is intended to qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended ("IRC").

Prior to the merger, Dollar Maker had 3,250,000 shares of common stock outstanding which shares will be exchanged for 10,000 shares of restricted common stock of Infinex and $45,000. By virtue of the merger, Infinex will acquire 100% of the issued and outstanding common stock of Dollar Maker.

The officers of Infinex will continue as officers of the successor issuer. See "Management" below. The officers, directors and by-laws of Infinex will continue without change as the officers, directors and by-laws of the successor issuer.

No subsequent changes in the officers, directors and five percent shareholders of Infinex are presently known. The following table sets forth information regarding the beneficial ownership of the shares of the Common Stock (the only class of shares previously issued by Infinex) at August 298, 2001 by (i) each person known by Infinex to be the beneficial owner of more than five percent (5%) of our outstanding shares of Common Stock, (ii) each director of Infinex,
(iii) the executive officers of Infinex, and (iv) by all directors and executive officers of Infinex as a group, prior to and upon completion of this Offering. Each person named in the table, has sole voting and investment power with respect to all shares shown as beneficially owned by such person and can be contacted at Infinex's address.


                 NAME OF              SHARES OF
TITLE OF CLASS   BENEFICIAL OWNER     COMMON STOCK     PERCENT OF CLASS
--------------------------------------------------------------------------
Common           Mario C. Aiello      2,760,000           51.65%

Common           Gregory S. Yanke         1,000             .01%
                 Group

Common           Athanasios Tom Raptis        0               0%

Common           Earl W. Hope                 0               0%

DIRECTORS AND
OFFICERS AS A
GROUP                                 2,761,000           51.67%

The following table sets forth the previous shareholders of Dollar Marker, Inc.

                 NAME OF              SHARES OF
TITLE OF CLASS   BENEFICIAL OWNER     COMMON STOCK     PERCENT OF CLASS
--------------------------------------------------------------------------
Common           Jaak Olesk           3,000,000           92.3%

Common           Marena Rodriguez       150,000            4.6%

The following is a biographical summary of the directors and officers of
Infinex:

MARIO C. AIELLO, 51, has been the President and Director of Infinex since November 10, 2000. Mr. Aiello has 17 years experience as an advisor and consultant in the corporate and financial markets. In a consulting capacity, he has developed financial and administrative programs for clients in the high-tech, manufacturing and natural resources markets. He has been responsible for financing many of these companies and for securing share-listing status for more than 25 of them, both on U.S. and Canadian exchanges. For the past 10 years, he has been President and Director of MCA Equities Ltd., a consulting company providing management and administrative advice and assistance to private and public companies in both Canada and the United States. He has been active in business development in various regions of China for the last three years. He was responsible for evaluating different business opportunities and was instrumental in negotiating a number of joint ventures for Chinese corporate entities. Mr. Aiello devotes approximately thirty (30%) percent of his time to Infinex.

ATHANASIOS TOM RAPTIS, 43, has been a Director of Infinex since November 10, 2000. Mr. Raptis, a West Vancouver, BC entrepreneur, has 10 years experience in the exploration and development of mineral properties. From November, 1999 to the prersent, Mr. Raptis has been a corporate communications consultant for Whytecliff Capital Corp. In addition, he is a self employed geological and mining consultant, and in this capacity has been responsible for structuring and supervising the development of mining infrastructures and operations. Prior to that, from January, 1994 to September, 1999, he was a geological and mining consultant for Consolidated Silver Tusk Mines Ltd. In the last four years he has completed the construction of a gold/silver production mill in Lompon, Sumatra, Indonesia. He is presently overseeing the further development of this production facility. Mr. Raptis devotes approximately fifteen (15%) percent of his time to Infinex.

EARL W. HOPE, 60, has been a Director of Infinex since November 10, 2000. From June, 2000, to the present, Mr. Hope is consulting for St. Elias Mines Ltd. in the area of finance, investor and shareholder relations. Mr. Hope has experience with private and public traded companies. He spent 29 years as an Account Executive with several national and international securities firms such as Midland Walwyn Inc., West Coast Securities Ltd. and Canaccord Capital Inc. His duties and responsibilities in this capacity included: customer services, initial public offerings and market underwritings. Mr. Hope has completed the Canadian Securities Course, the Series 62 US Corporate Securities Limited Representative License and Series 63 Uniform Securities and Agent State Law Exam. Mr. Hope devotes approximately fifteen (15% ) percent of his time to Infinex.

His employment over the past five years is as follows: from March, 1999 to April, 2000, an investor relations consultant with Metroplus Communications; from November, 1998 to February, 1999, an investor relations consultant with Weatheral Manufacturing; from January, 1998 to October, 1998, a stock broker with Wolverton Securities Ltd.; from March, 1993 to December, 1997, a stock broker with Canaccord Capital Corp.

GREGORY S. YANKE, 31, has been the Secretary of Infinex since November 10, 2000. Since February, 2000 to the present, Mr. Yanke has been a self-employed securities lawyer and principal of Gregory S. Yanke Law Corporation. From May, 1996 to February, 2000, he was employed as an associate lawyer with Beruschi & Company, Barristers and Solicitors, a Vancouver, Canada based law firm that practices securities and corporate law. Mr. Yanke is a graduate of the University of British Columbia, receiving Bachelor degrees in Political Science
(1991) and Law (1994). He is a member in good standing with the Law Society of British Columbia. Mr. Yanke currently acts as a director of two British Columbia and Alberta reporting companies: International Alliance Resources Inc. and Maximum Ventures Inc. He is also corporate secretary of LMX Resources Ltd., Randsburg International Gold Corp., Alberta Star Mining Corp., and Landstar Properties Inc., all of which are British Columbia and Alberta reporting companies. Mr. Yanke devotes approximately five (5%) percent of his time to Infinex.

The Directors named above will serve until the next annual meeting of the shareholders of Infinex in the year 2001. Directors will be elected for one year terms at each annual shareholder's meeting. Officers hold their positions at the appointment of the Board of Directors.

Certain Relationships and Related Transactions.

In the past two years, we have entered into the following related party transactions with directors, officers and persons related to them. Mario Aiello, President of Infinex, loaned Infinex $45,000 which is payable on demand and has not been paid to date. Interest accrues on such loan at a rate of 8% interest per annum. Mario Aiello, the President of Infinex loaned Infinex an additional $10,189. The amount bears no interest.

We have not and do not intend to enter into any additional transactions with our management or any nominees for such positions. We have not and do not intend to enter into any transactions with our beneficial owners.

Our management is involved in other business activities and may, in the future become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between our business and their other business interests. We have not and do not intend in the future to formulate a policy for the resolution of such conflicts.

Description of Securities.

Qualification.

The following statements constitute brief summaries of our Articles of Incorporation and Bylaws, as amended. Such summaries do not purport to be complete and are qualified in their entirety by reference to the full text of our Articles of Incorporation and Bylaws.

Common Stock.

Our Articles of Incorporation authorizes us to issue up to 75,000,000 Common Shares, $0.001 par value per common share and no Preferred Shares. As of August 29, 2001, there are 5,343,500 shares of our common stock outstanding. All outstanding Common Shares are legally issued, fully paid and non-assessable.

Liquidation Rights.

Upon our liquidation or dissolution, each outstanding Common Share will be entitled to share equally in our assets legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights.

We do not have limitations or restrictions upon the rights of our Board of Directors to declare dividends, and we may pay dividends on our shares of stock in cash, property, or our own shares, except when we are insolvent or when the payment thereof would render us insolvent subject to the provisions of the Delaware Statutes. We have not paid dividends to date, and we do not anticipate that we will pay any dividends in the foreseeable future.

Voting Rights.

Holders of our Common Shares are entitled to cast one vote for each share held of record at all shareholders meetings for all purposes.

Other Rights.

Common Shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional Common Shares in the event of a subsequent offering.

There are no other material rights of the common not included herein. There is no provision in our charter or by-laws that would delay, defer or prevent a change in control of us. We have not issued debt securities.


Market Price of and Dividends on the Registrant's Common Equity and Other Shareholder Matters.

There is no established public trading market for our securities. After this document is declared effective by the Securities and Exchange Commission, we currently intend to seek a market maker to apply for a listing on the OTC Electronic Bulletin Board in the United States. Our shares can not trade on the OTC Bulletin Board until all SEC comments relating to this Form 10 have been resolved. Our shares are not and have not been listed or quoted on any exchange or quotation system.

At August 29, 2001, there were 5,353,500 shares of our common stock issued and outstanding. We have never paid dividends on our shares. We currently intend to retain earnings for use in our business and do not anticipate paying any dividends in the foreseeable future.

Certain securities herein are restricted securities as defined under Rule 144 of the Securities Act of 1933 and may only be sold under Rule 144 or otherwise under an effective registration statement or an exemption from registration, if available. Rule 144 generally provides that a person who has satisfied a one year holding period for the restricted securities and is not an affiliate of us may sell such securities subject to the Rule 144 provisions. Under Rule 144, directors, executive officers, and persons or entities they control or who control them may sell shares that have satisfied the one year holding period for the restricted securities in an amount limited to, in any three-month period, the greater of 1% of our outstanding shares of common stock or the average of the weekly trading volume in our common stock during the four calendar weeks preceding a sale. All sales under Rule 144 must also be made without violating the manner-of-sale provisions, notice requirements, and the availability of public information about us. A sale of shares by such security holders, whether under Rule 144 or otherwise, may have a depressing effect upon the price of our common stock in any market that might develop.

Penny Stock Considerations.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Our shares will likely be subject to such penny stock rules, and our shareholders will, in all likelihood, find it difficult to sell their securities.

No market exists for our securities and there is no assurance that a regular trading market will develop, or if developed will be sustained. A shareholder, in all likelihood, therefore, will not be able to resell the securities referred to herein should he or she desire to do so. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. There are no plans, proposals, arrangements or understandings with any person in regard to the development of a trading market in any of our securities. Legal Proceedings.

We are not a party to any pending legal proceeding, and we are not aware of any contemplated legal proceeding by a governmental authority involving us. Recent Sales of Unregistered Securities.

The following sets forth information relating to all of our previous sales of securities which were not registered under the Securities Act of 1933.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Indemnification of Directors and Officers.

Our Articles of Incorporation provide that, to the fullest extent permitted by law, none of our directors or officers shall be personally liable to us or our shareholders for damages for breach of any duty owed to us or our shareholders. In addition, we shall have the power, by our by-laws or in any resolution of our stockholders or directors, to undertake to indemnify the officers and directors of ours against any contingency or peril as may be determined to be in our best interest and in conjunction therewith, to procure, at our expense, policies of insurance.

Recent Sales of Unregistered Securities

On January 28, 2000 Dollar Maker issued 2,500,000 shares of restricted common stock to its Chairman and President Jack Olesk for $2,500 cash. The purchaser was in a position to insist upon the issuer providing him with information more extensive than that contained in a registration statement.

On January 31, 2000 Dollar Maker issued a total of 750,000 shares of restricted common stock for services as follows: 500,000 shares to Chairman and President Jack Olesk for consulting, accounting, legal and advisory services with an estimated fair market value of $500; 150,000 shares to Vice President and Secretary/Treasurer Morena Rodriguez for administrative and secretarial services with an estimated fair market value of $150; and 100,000 shares to Lilian Cruz for administrative and secretarial services with an estimated fair market value of $100. The purchasers were in a position to insist upon the issuer providing them with information more extensive than that contained in a registration statement.

Each of the aforementioned persons had access to all material information regarding Dollar Maker prior to the offer or sale, without an underwriter, of the Dollar Maker's common stock. These offers and sales of common stock are believed to have been exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, pursuant to section 4(2) thereof; and by available state exemptions, from similar applicable state securities laws exempting from registration the offer and sale of such common stock.

Pursuant to the Merger Agreement, such shares were transferred to the shareholders of Infinex.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
--------------------------------------------

Pursuant to the Merger Agreement, Infinex acquired one hundred percent (100%) of the issued and outstanding shares of common stock (Common Stock) of Dollar Maker from all of the shareholders of the issued and outstanding Common Stock of Dollar Maker, for 10,000 shares of $0.001 par value common stock of Infinex and $45,000. Such amount was determined by the parties through negotiations with a specific method for the valuation that was being used. No material relationship exists between the selling shareholders of Dollar Maker or any of its affiliates, any director or officer, or any associate of any such director or officer of Dollar Maker and Infinex. The consideration exchanged pursuant to the Merger Agreement was negotiated between Dollar Maker and Infinex in an arm's-length transaction. The consideration paid derived from Infinex's treasury stock and working capital.

FORMATION

Infinex Ventures, Inc. ("Infinex") was organized as a Nevada corporation on December 30, 1998. Infinex is a natural resource company engaged in the acquisition and exploration of mineral properties.

BUSINESS

Infinex is a natural resource company engaged in the acquisition and exploration of mineral properties. Infinex has an interest in the property described below under the heading "Mineral Property Option Agreement", designated below as the "Long Canyon Property". Infinex intends to conduct exploration work on the Long Canyon Property in order to ascertain whether the Long Canyon Property possesses commercially developable quantities of lead, zinc, silver, copper and other economically valuable minerals. There can be no assurance that a commercially viable mineral deposit or reserve exists on the Long Canyon Property until appropriate exploratory work is completed and a comprehensive evaluation based on such work concludes legal and economic feasibility.

Our corporate mandate is to engage in mineral property exploration and development, a highly speculative activity that involves greater risks than most business ventures. Few properties that are explored are ultimately developed into producing mines. At present, the Long Canyon Property does not contain a known body of commercial ore. Further, there is not any certainty that Infinex's exploration of the Long Canyon Property will result in discoveries of commercial quantities of ore.

In the course of exploration and production of mineral properties, certain risks, and in particular, unexpected or unusual geological operating conditions including rock bursts, cave-ins, fires, flooding and earthquakes may occur. It is not always possible to fully insure against such risks and Infinex may decide not to take out insurance against such risks as a result of high premiums or other reasons. Should such liabilities arise, they could reduce or eliminate any future profitability of Infinex. We do not maintain insurance against environmental risks.

Generally speaking, there are three successive stages in the development of a mineral property. Presently, Infinex is in the "Exploration Stage", and has no revenues from operations.

1. Exploration stage: The search for mineral deposits on properties without established commercially minable reserves. Exploration stage companies typically conduct geological programs consisting of visual inspection and prospecting work involving surface rocks and soil. Formal programs usually consist of mapping, geophysical and geochemical surveying and drilling. Geochemical surveys involve using chemical tests in the search for mineralization by analyzing stream or lake sediments, natural waters, soil, rocks or vegetation for unusually high traces of metals. Geophysical surveying is the search for mineral deposits by measuring the physical properties of near-surface rocks, and looking for unusual responses caused by the presence of mineralization. Electrical, magnetic, gravitational, seismic and radioactive properties are the ones most commonly measured. Drilling involves extracting a long cylinder of rock from the ground to determine amounts of metals at different depths. Pieces of the rock obtained, known as drill core, are analysed for mineral content.

2. Development Stage: The preparation of an established commercially minable deposit for its extraction. This stage includes mine planning, engineering, process testing and environmental studies to determine the feasibility of mining operations on a property. Annual budgets during this stage often exceed $1 million per year, with the total cost through to feasibility usually exceeding $5 million. Once a property reaches the feasibility stage, most exploration companies typically sell most or all of their interest in a property to an established mining company given the nature of the expertise and amount of financing required.

3. Production Stage: The extraction of metals from the surrounding rock, known as ore. Companies engaged exclusively in exploration, such as the Company, rarely make the transition to a production company.

MINERAL PROPERTY OPTION AGREEMENT

By a Mineral Property Option Agreement dated March 24, 1999 (the "Agreement") with Douglas Baker of 312 Birch Street, Nezperce, Idaho, ("Baker"), Baker granted to Infinex the option (the "Option") to acquire a 100% interest, subject to a 2% net smelter returns royalty, in nine lode mineral claims located approximately eight miles northeast of Carey in Blaine County, Idaho (the "Long Canyon Property"). By a quitclaim deed dated August 23, 1999, Baker agreed to assign his whole interest in the Long Canyon Property to Mr. Larry C. Anderson ("Anderson").

Investors should be aware that there are certain risks inherent in a quitclaim deed as oppose to a traditional deed. A quitclaim deed purports to transfer whatever rights or interests the present owner has in a property to a grantee. Therefore, if the previous owner held the property subject to any liens or mortgages, the grantee would take title to the property subject to such liens or mortgages. Accordingly, a third party would have a superior right to the property. It is generally recommended to conduct a title search prior to acquisition of the property to determine if there are any superior claims to the property in question. In this case, however, we did not conduct a title search to determine if any superior claims exist or if there are any liens or mortgages on the Long Canyon Property. Accordingly, there can be no guarantee against a third party having a superior claim to the Long Canyon Property. Investors should be aware that Infinex does not maintain title insurance on the Long Canyon Property.

Infinex and Mr. Anderson have agreed to extend all cash payments and exploration expenditure commitments relating to the Long Canyon property option for a period of one year so that the June 1, 2001 payment is not due until June 1, 2002. Thus, in order to maintain the Option in good standing, Infinex must make cash payments, incur expenditures and issue shares as follows:

Cash Payments- Infinex must pay the sum of $200,000 to Anderson as follows:

     a) $5,000 upon execution of the Agreement (Infinex has made this payment);
     b)   $5,000 by June 1, 2002;
     c)   $25,000 by June 1, 2003;
     d)   $35,000 by June 1, 2004;
     e)   $55,000 by June 1, 2005; and
          $75,000 by June 1, 2006.

Exploration Expenditures- Infinex must incur at least $100,000 in exploration expenditures on the Long Canyon Property as follows:

     a)     At least $10,000 by August 30, 2001;
     b)     An additional $40,000 by August 30, 2002; and
            An additional $50,000 by August 30, 2003.

Pursuant to the terms of the option agreement, Infinex issued 250,000 shares of common stock to Mr. Baker. Mr. Baker subsequently assigned his interest in the Long Canyon property and the option agreement to Mr. Larry C. Anderson. Pursuant to their agreement, Mr. Baker retains his interest in the 250,000 Infinex shares.

Infinex has not incurred exploration expenditures to date on the Long Canyon Property which can be applied towards exercise of the Option. Exploration expenditures include all reasonable and necessary monies expended on or in connection with the exploration of the Long Canyon Property determined in accordance with generally accepted accounting principles.

Infinex's expected source of funds to meet upcoming obligations is director loans or private placement subscriptions. We have reached an agreement with Larry Anderson to extend all cash payments and exploration expenditure commitments relating to the Long Canyon property option for a period of one year.

Infinex believes that the Long Canyon property is a good investment based on the recommendations of its consulting geologists. They indicate that the property has the potential to host economic mineralization given the significance and magnitude of gossan (rusty rock forming on the earth's surface which may indicate the presence of mineralization beneath) in the Long Canyon area.

While we cannot determine with specificity why previous exploration companies chose to abandon exploration on the Long Canyon property, the likely reasons are as follows:

         a) Cominco is a very large company primarily involved in mineral production, not exploration. Junior exploration companies such as Infinex primarily explore grassroots projects such as the Long Canyon property. Major mining companies like Cominco do not. It is likely that further exploration of the property did not fit with Cominco's plans. Infinex's consulting geologists note that Cominco did not follow up on promising results relating to the copper-zinc-molybdenum mineralization discovered in drill hole LC-3.

         b) Doe Run Company was a private corporation with limited fiscal resources. As a result, it likely had difficultly raising additional funds for exploration.

GEOLOGICAL REPORT

The Long Canyon Property is the subject of a report dated May 27, 1999 which was prepared by Val Peter Van Damme, P.Geo. of 2045 Holdom Avenue, Burnaby, British Columbia and Douglas G. Baker, B.Sc. of 312 Birch Street, Nezperce, Idaho (the "Geological Report"). The Geological Report summarizes the exploration history of the Long Canyon Property, the regional geology of the Long Canyon Property and provides conclusions and recommendations for a work program on the Long Canyon Property. These conclusions and recommendations of the Geological Report are summarized below.

Location and Land Status

The Long Canyon Property consists of nine lode claims located on land administered by the U.S. Bureau of Land Management. The claims are located along the northern margin of the Snake River plain, approximately eight miles northeast of Carey, Blaine County, Idaho at an approximate latitude and longitude of 43(0)24' north and 113(0)51' west. The Long Canyon Property may be accessed by proceeding northeast from Carey on U.S. 93 for two miles, then traveling north on the gravel-surfaced Road Canyon road for 5.5 miles and finally by proceeding southeast on a single-track dirt road for approximately three miles.

Exploration History of the Property Records relating to exploration activities on the Long Canyon Property date back to 1986 when prospectors discovered gossan, areas of rust covered rock indicating the presence of iron, on the property surface. Cominco American Resources Incorporated ("Cominco") reviewed the property in late 1986 and later acquired an exploration permit and lease option over the property.

In 1987, Cominco completed a work program on the Long Canyon Property which consisted of geological mapping on a 1:6,000 scale, the establishment of a survey grid with 400 feet line spacing (200 feet on line stations), soil sampling and a geophysical orientation survey. In 1988, additional geologic mapping was conducted at scales of 1:6,000 and 1:2,400. As well, the 1987 soil grid was expanded and additional soil samples were taken.

A total of 144 rock samples and 765 soil samples were collected from the Long Canyon Property which covered the area of the main gossan showing. Sample results established anomalous levels of lead and zinc, and to a lesser degree copper, silver, gold and barium within or near the gossan. Surface samples of oxidized material on the Long Canyon Property returned maximum values of 0.206 parts per million ("ppm") gold, 3.41 ppm silver, 322 ppm copper, 5,570 ppm lead and 6,810 ppm zinc.

In addition, Cominco completed three diamond drill holes totaling 1,664 feet as well as a detailed geophysical survey on a portion of the property. One of the drill holes, Hole LC-3, entered a section at the bottom of the hole which contained significant copper, zinc and molybdenum levels. This section may represent part of a concealed mineral deposit.

Cominco's consulting geologists recommended additional exploration of the Long Canyon Property which would include geologic mapping, 1,900 feet of trenching and 2,500 feet of drilling, and further investigation of mineralization in drill hole LC-3. However, no known additional work was conducted on the Long Canyon Property by Cominco after 1988.

Subsequent to 1989, the claims comprising the Long Canyon Property became inactive. In 1995, Verde Ltd. staked three claims covering the gossan and subsequently leased them to Doe Run Company. During 1996, Doe Run Company conducted geologic mapping, completed four in-fill soil lines, collected 21 soil samples and completed two diamond drill holes approximately 500 feet west of the main gossan trend. Doe Run Company did not test any of Cominco's proposed drill sites. Doe Run Company did not recommend any further work.

Geology of the Long Canyon Property

The regional and property geology of the Long Canyon Property are summarized in the Geological Report. The Geological Report indicates that the gossan on the Long Canyon Property contain anomalous amounts of zinc and lead. This strongly suggests the Long Canyon Property may host a zinc-lead-silver ore body similar in character to the many mineable deposits of this type located in the area. The Geological Report also indicates that there is potential for the discovery of significant copper mineralization on the Long Canyon Property. However, there is no assurance that there will be sufficient quantities of lead, zinc, silver, copper or other minerals in the Long Canyon Property to justify commercial mining.

Conclusions and Recommendations of the Geological Report

The Geological Report concludes that the 1986 discovery of gossan on the Long Canyon Property and subsequent exploration efforts indicate the presence of mineralization with potential lead-zinc-silver economic significance. In addition, underlying rock has the potential to contain economic copper mineralization.

The significance and magnitude of gossan in the Long Canyon area and the presence of copper-zinc-molybdenum mineralization discovered in drill hole LC-3 warrants further exploration. The Geological Report recommends a three phase exploration program to further evaluate the Long Canyon Property. Phase I would consist of geological mapping. Phase II would consist of a gravity survey down Long Canyon and an induced polarization survey over the soil anomalies. Phase III would consist of diamond drilling targets generated by the contingent success of the first two phases.

Proposed Budget

Approximate costs for the recommended three phase program as well as a timeline for completion of the phases are as follows:

Phase             Type                       Costs              Start date / Finish date
-----             ----                       -----              ------------------------
Phase One:  Geological Survey                                   As soon as the full $10,000 is
                                                                raised / approximately two
                                                                months after commencement
     Mapping:                              $6,000.00
     Analytical:                           $1,000.00
     Transportation:                       $1,000.00
     Accomodation:                         $1,000.00
     Mobilization/Demobilization:          $1,000.00
                                         -------------
     Total Phase I Costs:                 $10,000.00

Phase Two:  Geophysical Survey                                  September 2001 / April 2002

     Gravity Survey:                      $15,000.00
     Induced Polarization Survey:         $10,000.00
                                         -------------
Total Phase II Costs:                     $25,000.00

Phase Three:  Diamond Drilling Survey                           May 2002 /

     Mobilization/Demobilization:          $2,000.00
     Drilling:                            $40,000.00
     Analytical:                           $1,000.00
     Personnel:                            $3,400.00
     Final Report/Drafting:                $3,600.00
                                          ------------
     Total Phase III Costs:               $50,000.00

Total Program Costs:                      $85,000.00
                                          ============

Plan of Operation

We intend to raise the funds necessary to proceed with Phase I of the recommended exploration program on the Long Canyon Property. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. There is no assurance that we will be able to achieve additional sales of our common stock sufficient to fund Phase I of the exploration program. Infinex does not have any arrangements in place for future equity financing.

If Infinex does not secure additional financing, we will not be able to complete Phase I of the exploration program or meet our obligations to Anderson under the Option to incur $10,000 in exploration expenditures on the Long Canyon Property by August 30, 2001. In addition, Infinex would not be able to meet its obligation to Anderson under the Option to make a cash payment of $10,000 by August 30, 2001. In the event that Infinex is unable to obtain sufficient financing in this regard, we will be required to abandon the Option and lose all rights thereto.

Notwithstanding same, Infinex has reached an agreement with Larry Anderson to extend all cash payments and exploration expenditure commitments relating to the Long Canyon property option for a period of one year so that the June 1, 2001 payment is not due until June 1, 2002.

Based on positive results from the phase one program, Infinex will attempt to raise the funds necessary to conduct phase two. Infinex expects to raise this money through the private sale of its securities by use of a private placement.

If Infinex is unable to raise the necessary funds for any of the phases, we may consider entering into a joint venture partnership to provide the required funding if we are unable to obtain the funding by ourselves and do not want to abandon the Long Canyon Property. Infinex has not undertaken any efforts to locate a joint venture partner for the Long Canyon Property. In addition, there is no assurance that we would be able to locate a joint venture partner for the Long Canyon Property which would assist Infinex. We may pursue the acquisition of interests in alternate mineral properties in the event of termination of the Option.

Employees

As of November 28, 2000, Infinex did not have any employees other than our directors and officers. The directors and officers provide their services to Infinex on a part-time basis and devote approximately 10% of their business time to the affairs of Infinex. We have no agreement with our officers and directors regarding compensation for their services other than Greg Yanke, Infinex's Secretary. Mr Yanke's law firm, of which he is principal, provides legal services to Infinex from time to time at a standard hourly rate.

On January 15, 1999, Infinex's Board of Directors agreed to issue 2,500,000 shares of common stock to Mr. Brookes at a deemed price of $0.001 per share in consideration of management services he provided to Infinex. Mr. Brookes, the President and a director of Infinex, declared his interest in the resolution and abstained from the voting. Mr. Brookes resigned as an officer and directors of Infinex on November 10, 2000.

Infinex does not pay to its directors any compensation for each director's service as a director on the Board of Directors.

MANAGEMENT COMPENSATION. The following table sets forth the annualized base salary for our most recent fiscal year that indicates the compensation for our officers and directors exceeding $100,000 on an annualized basis. We reimburse our officers and directors for any reasonable out-of-pocket expenses incurred on our behalf.

                     SUMMARY COMPENSATION TABLE

                                                                 LONG-TERM COMPENSATION
                                                                 -----------------------
                                           ANNUAL COMPENSATION   RESTRICTED     SECURITIES
NAME AND PRINCIPAL                                               STOCK          UNDERLYING
POSITION                             YEAR      SALARY ($)        AWARDS         OPTIONS
------------------                   -------   ---------         ---------     -----------

NONE

                                  RISK FACTORS

     LIMITED OPERATING HISTORY: Although Infinex was founded in 1998, its business plan is presently being restructured and redeveloped. Infinex's prospects must be considered in light of the expenses and difficulties frequently encountered by companies in early stages of development. To address the problems associated with early-stage development companies, we must, among other things, significantly increase our customer base, implement and successfully execute our business and marketing strategy, respond to competitive developments, and attract, retain and motivate qualified personnel. There is no assurance that Infinex's business strategy will be successful, or that additional capital will not be required to continue business operations. Infinex is in the process of restructuring and therefore is essentially in the early stages of its development. We have limited material tangible assets. To date, Infinex has created no revenue from operations and as a result of the significant expenditures that we plan to make in sales and marketing, research and development and general and administrative activities over the near term, Infinex expects that it will continue to incur significant operating losses and negative cash flows from operations on both a quarterly and annual basis for the foreseeable future. For these and other reasons, there can be no assurance that Infinex will ever achieve or be able to sustain profitability.

     DEPENDENCE ON KEY MANAGEMENT. Although we have no employment agreement with Mario Aiello, our president, Infinex is highly dependent on his services. The loss of his services could have a materially adverse impact on Infinex. We do not currently maintain any key-man life insurance policy for Mr. Aiello or any other management personnel.

     POSSIBLE DIFFICULTY IN RAISING ADDITIONAL EQUITY CAPITAL. There is no assurance that Infinex will be able to raise equity capital in an amount which is sufficient to continue operations. Infinex may incur difficulty in raising money due to fact that it is a development stage company, has no revenues to date and the value of the property has not been determined at this time. In the event we require financing, Infinex will seek such financing through bank borrowing, debt or equity financing, corporate partnerships or otherwise. There can be no assurance that such financing will be available to us on acceptable terms, if at all. Infinex does not presently have a credit line available with any lending institution. Any additional equity financing may involve the sale of additional shares of our Common Stock on terms that have not yet been established.

     RISKS OF RAPID GROWTH. Infinex anticipates a period of rapid growth, which may place strains upon our management and operational resources. Infinex's ability to manage growth effectively will require us to successfully integrate our business and administrative operations into one dynamic management structure.

     POSSIBLE ISSUANCE OF ADDITIONAL SHARES. Infinex has authorized
75,000,000 shares of Common Stock. We presently have issued and outstanding 5,343,500 shares of Common Stock, the only class of stock of Infinex for which shares have been previously issued. As of the Effective Date of the Merger Agreement, Infinex will have authorized, but unissued, 69,656,500 shares of Common Stock which are available for future issuance. Infinex may issue shares of Common Stock beyond those already issued for cash, services, or as further employee incentives. To the extent that additional shares of Common Stock are issued, the percentage of Infinex's issued and outstanding shares of stock shall be increased and the issuance may cause dilution in the book value per share.

     DIVIDENDS NOT LIKELY. No dividends on Infinex's Common Stock have been declared or paid by us to date. Infinex does not presently intend to pay dividends on shares for the foreseeable future, but intends to retain all earnings, if any, for use in our business. There can be no assurance that dividends will ever be paid on our Common Stock.

     COMPLIANCE WITH GOVERNMENT REGULATION. Infinex will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration for minerals in the United States generally, and in the State of Idaho, specifically. In addition, production of minerals in the State of Idaho will require prior approval of applicable governmental regulatory agencies. There can be no assurance that such approvals will be obtained. The cost and delay involved in attempting to obtain such approvals cannot be known in advance.

     EXPLORATION RISK. The business of exploration for minerals and mining involves a high degree of risk. Few properties that are explored are ultimately developed into producing mines. At present, the Long Canyon Property does not contain a known body of commercial ore. Further, there is not any certainty that Infinex's exploration of the Long Canyon Property will result in discoveries of commercial quantities of ore.

     LIMITED FINANCIAL RESOURCES. We have limited financial resources, no source of operating cash flow and no assurance that additional funding will be available to us for further exploration of our projects or to fulfil our obligations under any applicable agreements. The only source of future funds presently available to us is through the sale of equity capital. Infinex's only alternative for the financing of further exploration would be to dispose of an interest in the Long Canyon Property to another party, which is not presently contemplated.

     SUBSTANTIAL COMPETITION. A number of Infinex's competitors have significantly greater financial, technical, administrative, manufacturing, and marketing resources then we do. Some of our competitors also offer a wider range of services and products than us and have name recognition and extensive customer bases. These competitors may be able to respond more quickly to new or changing opportunities and technologies than we can. Moreover, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties or may consolidate to enhance their services and products. We expect that new competitors or alliances among competitors will emerge and may acquire significant market share.

     Infinex must overcome significant barriers to enter into the business of mineral exploration as a result of its limited operating history. Many of our competitors have substantially greater financial, technical, managerial and marketing resources, longer operating histories and name recognition. Such competitors may be able to devote more resources than us. There can be no assurance that Infinex will be able to compete effectively with current or future competitors or that the competitive pressures faced by us will not have a material adverse effect on our business, financial condition and operating results.

     RISKS ASSOCIATED WITH STRATEGIC ACQUISITIONS AND RELATIONSHIPS. Infinex has pursued and may in the future pursue strategic acquisitions of complimentary businesses and technologies. Acquisitions entail numerous risks, including difficulties in the assimilation of acquired operations and products, diversion of management's attention to other business concerns, amortization of acquired intangible assets, and potential loss of key employees of acquired companies.

There can be no assurance that we will be able to successfully integrate any operations, personnel, services or products that might be acquired in the future or that any acquisition will enhance our business, financial condition or operating results.

         THIRD PARTIES MAY HAVE A SUPERIOR CLAIM TO THE LONG CANYON PROPERTY. By a Mineral Property Option Agreement dated March 24, 1999 (the "Agreement") with Douglas Baker of 312 Birch Street, Nezperce, Idaho, ("Baker"), Baker granted to Infinex the option to acquire a 100% interest, subject to a 2% net smelter returns royalty, in nine lode mineral claims located approximately eight miles northeast of Carey in Blaine County, Idaho (the "Long Canyon Property"). By a quitclaim deed dated August 23, 1999, Baker agreed to assign his whole interest in the Long Canyon Property to Mr. Larry C. Anderson.

Investors should be aware that there are certain risks inherent in a quitclaim deed as oppose to a traditional deed. A quitclaim deed purports to transfer whatever rights or interests the present owner has in a property to a grantee. Therefore, if the previous owner held the property subject to any liens or mortgages, the grantee would take title to the property subject to such liens or mortgages. Accordingly, a third party would have a superior right to the property. It is generally recommended to conduct a title search prior to acquisition of the property to determine if there are any superior claims to the property in question. In this case, however, we did not conduct a title search to determine if any superior claims exist or if there are any liens or mortgages on the Long Canyon Property. Accordingly, there can be no guarantee against a third party having a superior claim to the Long Canyon Property. Investors should be aware that Infinex does not maintain title insurance on the Long Canyon Property.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP
----------------------------------

No court or governmental agency has assumed jurisdiction over any substantial part of our business or assets.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
-----------------------------------------------------

Infinex retains its certifying accountants.

ITEM 5. OTHER EVENTS
--------------------

SUCCESSOR ISSUER ELECTION. Pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, Infinex elected to become the successor issuer to Dollar Maker, Inc. for reporting purposes under the Securities Exchange Act of 1934 and elects to report under the Act effective November 14, 2000.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------------------------------

No directors have resigned due to a disagreement with Infinex since the date of the last annual meeting of shareholders.

ITEM 7. FINANCIAL STATEMENTS

-----------------------------

The audited consolidated financial statements for the years ending October 31, 2000 and 1999 and pro-forma consolidated financial statements for the period ending October 31, 2000 are filed herewith.

ITEM 8. CHANGE IN FISCAL YEAR
-----------------------------

There has been no change in Infinex's fiscal year.

                             INFINEX VENTURES, INC.
                         (An Exploration Stage Company)

                   PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                OCTOBER 31, 2000

                            (Stated in U.S. Dollars)

                              INFINEX VENTURES INC.

           INTRODUCTION TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS

         AS AT OCTOBER 31, 2000, AND FOR THE YEAR ENDED OCTOBER 31, 2000
                            (Stated in U.S. Dollars)

The following unaudited pro-forma consolidated balance sheet, pro-forma consolidated statement of operations and explanatory notes give effect to the acquisition of Dollar Maker Inc. by Infinex Ventures Inc.

The pro-forma consolidated balance sheet, pro-forma consolidated statement of operations and explanatory notes are based on the estimates and assumptions set forth in the explanatory notes. This pro-forma consolidated balance sheet and the pro-forma consolidated statement of operations have been prepared utilizing the historical financial statements of Infinex Ventures Inc. for the year ended October 31, 2000 and Dollar Maker Inc. for the period from inception, December 21, 1999 to September 30, 2000 and should be read in conjunction with the historical financial statements and notes thereto included elsewhere in this filing.

The pro-forma consolidated statement of operations has been prepared as if the acquisition had been consummated on November 1, 1999 under the purchase method of accounting and carried through to October 31, 2000. The pro-forma balance sheet has been prepared as if the acquisition was consummated on October 31, 2000.

This pro-forma financial data is provided for comparative purposes only, and does not purport to be indicative of the actual financial position or results of operations had the acquisition occurred at the beginning of the fiscal period presented, nor are they necessarily indicative of the results of future operations.

                             INFINEX VENTURES, INC.

                         (An Exploration Stage Company)

                      PRO-FORMA CONSOLIDATED BALANCE SHEET

                                OCTOBER 31, 2000
                            (Stated in U.S. Dollars)

                                            INFINEX               DOLLAR
                                            VENTURES               MAKER
                                              INC.                 INC.                 ADJUSTMENTS          PRO-FORMA
                                              ----                 ----                 -----------          ---------
ASSETS

Current
     Cash                                $       15            $    44                 $   (a)  45,000      $       59
                                                                                           (b) (45,000)
Mineral property                              5,250                 -                                            5,250
                                         ----------            -------                     -----------      ----------

                                         $    5,265            $    44                                      $    5,309
                                         ==========            =======                     ===========      ==========
LIABILITIES

Current

     Accounts payable                    $    4,513            $   500                    (c)   3,600       $    8,613
     Loan payable                             -                     -                     (a)  45,000           45,000
                                         ----------            -------                    -----------       ----------

                                              4,513                500                                          53,613
                                         ----------            -------                    -----------       ----------
SHAREHOLDERS'
EQUITY(DEFICIENCY)

Share Capital                                 5,343              3,250                   (b)      10             5,353
                                                                                         (b)  (3,250)

Additional Paid In Capital                    9,257                 -                    (b)     990            10,247

Deficit                                     (13,848)            (3,706)                  (b)   3,706          (63,904)
                                                                                         (b) (46,456)
                                                                                         (c)  (3,600)
                                         ----------            -------                   -------------       ----------
                                                752               (456)                                       (48,304)
                                         ----------            -------                   -------------       ----------
                                         $    5,265            $    44                                     $    5,309
                                         ==========            =======                   =============       ==========

                             INFINEX VENTURES, INC.

                         (An Exploration Stage Company)

                 PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                       FOR THE YEAR ENDED OCTOBER 31, 2000
                            (Stated in U.S. Dollars)

                                               INFINEX            DOLLAR
                                               VENTURES           MAKER
                                                 INC.             INC.             ADJUSTMENTS            PRO-FORMA
Revenue                                  $    -                $    -                                    $      -

Expenses                                      8,259                 3,706            (c) 3,600                15,565
                                              -----                 -----            ---------                ------

Net Loss                                 $    8,259            $    3,706                                $    15,565
                                              =====                 =====            =========                ======

Net Loss Per Share                                                                                       $      0.01
                                                                                                         ===========
Weighted Average Number of
  Shares Outstanding                                                                                       5,353,500
                                                                                                         ===========


                             INFINEX VENTURES, INC.

                         (An Exploration Stage Company)

          NOTES AND ASSUMPTIONS TO THE UNAUDITED CONSOLIDATED PRO-FORMA
               BALANCE SHEET AND PRO-FORMA STATEMENT OF OPERATIONS

                       FOR THE YEAR ENDED OCTOBER 31, 2000
                            (Stated in U.S. Dollars)

1.   ORGANIZATION AND BASIS OF PRESENTATION

     The unaudited pro-forma consolidated balance sheet and consolidated statement of operations have been prepared based on historical financial information, using U.S. generally accepted accounting principles of Infinex Ventures Inc. for the year ended October 31, 2000 and of Dollar Maker Inc. from inception, December 21, 1999 to September 30, 2000 considering the effects of the acquisition transaction as if the transaction was completed effective November 1, 1999 in the case of the pro-forma consolidated statement of operations, and effective October 31, 2000 in the case of the pro-forma consolidated balance sheet.

2.   ASSUMPTION

     The number of shares used in the calculation of the pro-forma net loss per share data is based on the weighted average number of shares outstanding during the period adjusted to give effect to shares assumed to be issued, had the transaction referred to above been consummated November 1, 1999.

3.   PRO-FORMA ADJUSTMENTS

     (a)  Funds loaned to the Company to allow completion of the acquisition.
     (b) Record the acquisition including the charging to shareholder's equity of the excess of consideration paid over the fair market value of net assets acquired.
     (c) Interest at 8% from November 1, 1999 on the funds advanced to the company to complete the acquisition.

                             INFINEX VENTURES, INC.
                         (An Exploration Stage Company)

                              FINANCIAL STATEMENTS

                            OCTOBER 31, 2000 AND 1999
                            (Stated in U.S. Dollars)

                                AUDITORS' REPORT

To the Directors
Infinex Ventures, Inc.

We have audited the balance sheet of Infinex Ventures, Inc. (an exploration stage company) as at October 31, 2000 and 1999, and the statements of loss and deficit accumulated during the exploration stage, cash flows, and stockholders' equity for the periods then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United States and Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at October 31, 2000 and 1999, and the results of its operations and cash flows for the periods then ended in accordance with United States generally accepted accounting principles.

Without qualifying our opinion, we draw attention to Note 1 to the financial statements. The Company has incurred a net loss of $19,098 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its exploration activities. These factors raise substantial doubt that the Company will be able to continue as a going concern.

These financial statements have been restated from those previously presented as explained in Note 5.

Vancouver, B.C.                                         /s/ "Morgan & Company"
November 7, 2000                                        Chartered Accountants

                  INFINEX VENTURES, INC.
             (An Exploration Stage Company)

                    BALANCE SHEET
               (Stated in U.S. Dollars)

                                  OCTOBER 31
                              2000          1999
                         ---------------------------
ASSETS

Current
Cash                      $     15     $     4,761

Mineral Property (Note 3)       --              --
                         ---------------------------
                          $     15     $     4,761
                         ===========================
LIABILITIES

Current
  Accounts payable        $  4,513     $     1,000
                         --------------------------

SHAREHOLDERS' EQUITY (DEFICIENCY)

Share Capital
Authorized:
75,000,000 common shares,
 par value $0.001 per share

Issued and outstanding:
5,343,500 common shares      5,343          5,343

Additional paid in capital   9,257          9,257

Deficit Accumulated During
 The Exploration Stage     (19,098)       (10,839)
                          -------------------------
                            (4,498)         3,761
                          -------------------------
                          $     15     $    4,761
                          =========================

Approved by the Directors:

                             INFINEX VENTURES, INC.
                         (An Exploration Stage Company)

                STATEMENT OF LOSS AND DEFICIT (RESTATED - NOTE 5)
                            (Stated in U.S. Dollars)

                                                   PERIOD FROM       DATE OF
                                                   INCEPTION         INCEPTION
                                         YEAR      DECEMBER 30       DECEMBER 30
                                         ENDED      1998 TO            1998 TO
                                       OCTOBER 31  OCTOBER 31        OCTOBER 31
                                         2000         1999              2000
                                   -------------------------------------------------
Expenses

Bank charges                         $     76      $     89         $     165
Consulting                                 -          2,500             2,500
Office facilities and sundry            1,370         1,500             2,870
Mineral property option payments and
 exploration expenditures               1,100         6,750             7,850
Professional fees                       5,713          -                5,713
                                  --------------------------------------------------
Net Loss For The Period                 8,259        10,839         $  19,098
                                                                    ================
Deficit Accumulated During The
 Exploration Stage,
 Beginning Of Period, as previously
  reported                              5,589           -

 Prior Period Adjustment (Note 5)   $   5,250      $    -
                                  -----------------------------

Deficit Accumulated During The
 Exploration Stage,
 Beginning Of Period, as previously
  restated                             10,839           -
                                  =============================
Deficit Accumulated During
 The Exploration Stage,
 End of Period                      $  19,098      $ 10,839

Net Loss Per Share                  $    0.01      $   0.01
                                  =============================
Weighted Average Number Of
 Shares Outstanding                5,343,500      4,541,211
                                  =============================

                             INFINEX VENTURES, INC.
                         (An Exploration Stage Company)

                   STATEMENT OF CASH FLOWS (RESTATED - NOTE 5)
                            (Stated in U.S. Dollars)

                                                                       PERIOD FROM
                                                                        DATE OF
                                                                        INCEPTION         INCEPTION
                                                          YEAR         DECEMBER 30       DECEMBER 30
                                                          ENDED         1998 TO            1998 TO
                                                        OCTOBER 31     OCTOBER 31        OCTOBER 31
                                                           2000            1999              2000
                                                    -------------------------------------------------
Cash Flow From Operating Activities
Net loss for the period, as restated (Note 5)       $     (8,259)     $    (10,839)     $     (19,098)

Adjustments To Reconcile Net Loss To Net
 Cash Used by Operating Activities
   Stock issued for other than cash                         -                  250                250
   Change in accounts payable                              3,513             1,000              4,513
                                                    -------------------------------------------------
                                                          (4,746)           (9,589)           (14,335)

Cash Flow From Financing Activity
   Share capital issued                                     -               14,350             14,350

Increase (Decrease) In Cash                               (4,761)            4,761                 15

Cash, Beginning Of Period                                  4,761              -                  -
                                                    --------------------------------------------------
Cash, End Of Period                                     $     15       $     4,761           $     15
                                                    ==================================================
Supplemental Disclosure Of
 Non-Cash Financing And
 Investing Activities:

Common shares issued pursuant to
 mineral property option
 agreement                                              $    -         $       250           $   250
                                                    ===================================================

                             INFINEX VENTURES, INC.
                         (An Exploration Stage Company)

       STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY) (RESTATED - NOTE 5)

                                OCTOBER 31, 2000
                            (Stated in U.S. Dollars)

                                Common Stock       Additional
                           Shares       Amount     Paid-in       Deficit   Total
                                                                         Capital
                          -------------------------------------------------------------
Shares issued for
 services at 0.001       2,500,000   $   2,500    $      -      $      -    $      2,500

Shares issued for cash
 at $0.001               2,500,000       2,500           -             -           2,500

Shares issued for mineral
 property option
 at $0.001                 250,000         250           -             -             250

Shares issued for cash
 at $0.10                   93,500          93          9,257          -           9,350

Net loss for the period       -           -              -          (10,839)     (10,839)
                          ---------------------------------------------------------------
Balance, October 31,
 1999                    5,343,500       5,343          9,257       (10,839)       3,761

Net loss for the period       -           -              -           (8,259)      (8,259)
                          ----------------------------------------------------------------
Balance, October 31,
 2000                    5,343,500    $  5,343     $    9,257     $ (19,098)   $  (4,498)
                         =================================================================

                             INFINEX VENTURES, INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                            OCTOBER 31, 2000 AND 1999
                            (Stated in U.S. Dollars)

1.   NATURE OF OPERATIONS

     a)   Inception

     The Company was incorporated in the State of Nevada, U.S.A. on December 30, 1998.

     b)   Exploration Stage Activities

     The Company is in the process of exploring its mineral property and has not yet determined whether the property contains ore reserves that are economically recoverable.

     The recoverability of amounts shown as mineral property and related deferred exploration expenditures is dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying mineral claims, and the ability of the Company to obtain profitable production or proceeds from the disposition thereof.

     c)  Going Concern

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

     As shown in the accompanying financial statements, the Company has incurred a net loss of $19,098 for the period from December 30, 1998 (inception) to October 31, 2000, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

2.   SIGNIFICANT ACCOUNTING POLICIES

     The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

     The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

                             INFINEX VENTURES, INC.

                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                            OCTOBER 31, 2000 AND 1999

                            (Stated in U.S. Dollars)

2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

     a)   Option Payments and Exploration Costs

     The Company expenses all costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

     b)   Income Taxes

     The Company has adopted Statement of Financial Accounting Standards No. 109
     - "Accounting for Income Taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

     c)   Financial Instruments

     The Company's financial instruments consist of cash and accounts payable.

     Unless otherwise noted, it is management's opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

     d)   Net Loss Per Share

     Net loss per share is based on the weighted average number of common shares outstanding during the period plus common share equivalents, such as options, warrants and certain convertible securities. This method requires primary earnings per share to be computed as if the common share equivalents were exercised at the beginning of the period or at the date of issue, and as if the funds obtained thereby were used to purchase common shares of the Company at its average market value during the period.

3.   MINERAL PROPERTY INTEREST

     The Company has entered into an option agreement to acquire a 100% interest, subject to a 2% net smelter royalty, in the Gossan 1 to 9 mining claims located in Blaine County, Idaho, for the following consideration:

     a)   The issuance of 250,000 common shares (issued).

                             INFINEX VENTURES, INC.

                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                            OCTOBER 31, 2000 AND 1999

                            (Stated in U.S. Dollars)

3.   MINERAL PROPERTY (Continued)

     b)   Cash payments totalling $200,000 payable as follows:

          i)   $5,000 on execution of the agreement (paid);
          ii)  $5,000 by June 1, 2001;
          iii) $25,000 by June 1, 2002;
          iv)  $35,000 on June 1, 2003;
          v)   $55,000 on June 1, 2004;
          vi)  $75,000 on June 1, 2005.

     c)   Exploration expenditures totalling $100,000 to be incurred as follows:

          i)   $10,000 by August 30, 2001;
          ii)  an additional $40,000 by August 30, 2002;
          iii) a further $50,000 by August 30, 2003.


4.   UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

     The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. Although the change in date has occurred, it is not possible to conclude that all aspects of the Year 2000 Issue that may affect the entity, including those related to customers, suppliers, or other third parties, have been fully resolved.

5.   PRIOR PERIOD ADJUSTMENT

     During the year ended October 31, 2000, the Company adjusted its accounting for mineral property option payments which had previously been capitalized. The adjustment was made in order to reflect the initial expensing of all costs related to the maintenance and exploration of mineral property interests where commercial feasibility has not been established. The adjustment results in the following changes:

                                                 2000           1999
                                                 -------------- --------------
    Decrease in mineral property interest        $  (5,250)     $   (5,250)
    Increase in loss for the periods ended            -              5,250
    Increase in deficit                              5,250           5,250

                               Index to Exhibits

2.1     Agreement and Plan of Merger dated as of November
        14, 2000, between Dollar Maker, Inc. and Infinex
        Ventures, Inc. *

3.1     Articles of Incorporation of Infinex Ventures, Inc.
        as amended. *

3.2     By-Laws of Infinex Ventures, Inc. *

17.1    Resignation Letter of Jaak Olesk and Morena
        Rodriguez. *

* previously filed with the Form 8K12G3 on June 5, 2001.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           Infinex Ventures, Inc.
                           a Nevada corporation

                           By: /s/ Mario Aiello
                           ---------------------------
                                   Mario Aiello
                                   President

DATED: September 5, 2001